                                                                Sub-Item 77Q1(e)

                                 AMENDMENT NO. 1
                                       TO
                              SUB-ADVISORY CONTRACT

      This Amendment dated as of January 23, 2012, amends the Sub-Advisory Contract (the "Contract"), dated June 1, 2010, by and among Invesco Advisers, Inc. (the "Adviser") and each of Invesco Asset Management Deutschland GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Senior Secured Management, Inc. and Invesco Canada Ltd. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

      WHEREAS, the parties agree to amend the Agreement to (i) change the name of Invesco California Insured Municipal Income Trust, Invesco Insured California Municipal Securities, Invesco Insured Municipal Bond Trust, Invesco Insured Municipal Income Trust, Invesco Insured Municipal Securities and Invesco Insured Municipal Trust to Invesco California Municipal Income Trust, Invesco California Municipal Securities, Invesco Value Municipal Bond Trust, Invesco Value Municipal Income Trust, Invesco Value Municipal Securities and Invesco Value Municipal Trust, respectively, and to (ii) remove Invesco Prime Income Trust;

      NOW, THEREFORE, the parties agree as follows;

      1. Exhibit I to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT I

                                      FUNDS

      Invesco California Insured Municipal Income Trust
      Invesco California Quality Municipal Securities
      Invesco Insured California Municipal Securities
      Invesco Insured Municipal Bond Trust
      Invesco Insured Municipal Income Trust
      Invesco Insured Municipal Securities
      Invesco Insured Municipal Trust
      Invesco Municipal Income Opportunities Trust
      Invesco Municipal Income Opportunities Trust II
      Invesco Municipal Income Opportunities Trust III
      Invesco Municipal Premium Income Trust
      Invesco New York Quality Municipal Securities
      Invesco Prime Income Trust
      Invesco Quality Municipal Income Trust
      Invesco Quality Municipal Investment Trust
      Invesco Quality Municipal Securities"

                                   EXHIBIT II

                            ADDRESSES OF SUB-ADVISERS

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
25th Floor, Shiroyama Trust Tower
3-1, Toranoman 4-chome, Minato-Ku
Tokyo, Japan 105-6025

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
32nd Floor
Three Pacific Place
1 Queen's Road East
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7

      IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                     INVESCO ADVISERS, INC.

                                     Adviser

                                     BY: /s/ Todd L. Spillane
                                         --------------------------------
                                         NAME: Todd L. Spillane
                                         TITLE: Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH   INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser                                 Sub-Adviser

By:                                         By:
      -----------------------------------         -----------------------------------

Name:                                       Name:
      -----------------------------------         -----------------------------------

Title:                                      Title:
      -----------------------------------         -----------------------------------

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED    INVESCO AUSTRALIA LIMITED

Sub-Adviser                                 Sub-Adviser

By:                                         By:
      -----------------------------------         -----------------------------------

Name:                                       Name:
      -----------------------------------         -----------------------------------

Title:                                      Title:
      -----------------------------------         -----------------------------------

INVESCO HONG KONG LIMITED                   INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                 Sub-Adviser

By:                                         By:
      -----------------------------------         -----------------------------------

Name:                                      Name:
      -----------------------------------        -----------------------------------

Title:                                     Title:
      -----------------------------------        -----------------------------------

INVESCO CANADA LTD.

Sub-Adviser

By:
      -----------------------------------

Name:
      -----------------------------------

Title:
      -----------------------------------